UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2007

TRAFFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27046	22-3322277
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Blue Hill Plaza, Pearl River, New York	10965
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 620-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 26, 2007, we executed a definitive Agreement and Plan of Merger (the “Merger Agreement”) with New Motion, Inc., a Delaware corporation (“NM”), and NM Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of NM (“Merger Sub”). On September 27, 2007, we filed a Current Report on 8-K to report that we entered into the Merger Agreement. As of October 15, 2007, the parties to the Merger Agreement signed a letter agreement to amend Section 7.3 of the Merger Agreement (the “Amendment”) to provide that if we terminate the Merger Agreement due the receipt of an Acquisition Proposal (as defined in the Merger Agreement) and within 12 months of such termination we execute a definitive agreement with respect to, or consummate, any Acquisition Proposal, we will be required to pay a $3 million dollar break-up fee to NM. Due to scrivener error, the Merger Agreement incorrectly provides that the period referred to above is only six months. As a result of the Amendment, the terms of the Merger Agreement concerning the payment of break-up fees in the event of an Acquisition Proposal are identical with respect to both NM and us, as intended by the parties to the Merger Agreement.

The description contained in this Item 1.01 of the terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 2.1.

Additional Information About the Proposed Transaction and Where You Can Find It

This document may be deemed to be solicitation material in respect of the proposed business combination of us with NM. In connection with the proposed transaction, a Registration Statement on Form S-4 will be filed by NM with the SEC. SHAREHOLDERS OF BOTH COMPANIES ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. The final proxy statement/prospectus will be mailed to shareholders of both us and NM. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from us at Traffix, Inc., Attention: Investor Relations, One Blue Hill Plaza, P.O. Box 1665, Pearl River, NY 10965, or from NM at New Motion, Inc., Attention: Investor Relations, 42 Corporate Park, Suite 250, Irvine, California 92606.

We, NM and our and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding our directors and executive officers is available in our annual proxy statement, filed with the SEC on July 20, 2007, and in NM’s Annual Report on Form 10-KSB, filed with the SEC on April 2, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
2.1
Letter Agreement dated October 12, 2007 amending Agreement and Plan of Merger dated as of September 26, 2007 by and among New Motion, Inc., a Delaware corporation, Traffix, Inc., a Delaware corporation, and NM Merger Sub, a Delaware corporation.

2.2	Agreement and Plan of Merger dated as of September 26, 2007 by and among New Motion, Inc., a Delaware corporation, Traffix, Inc., a Delaware corporation, and NM Merger Sub, a Delaware corporation. *
__________

* Incorporated by reference from Current Report on Form 8-K filed on September 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAFFIX, INC.
(Registrant)

Dated: October 19, 2007

/s/ Daniel Harvey
Daniel Harvey
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Letter Agreement dated October 12, 2007 amending Agreement and Plan of Merger dated as of September 26, 2007 by and among New Motion, Inc., a Delaware corporation, Traffix, Inc., a Delaware corporation, and NM Merger Sub, a Delaware corporation.